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                                                                Exhibit 99.1


For Release: August 18, 2009 at 7:00 am EDT
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         NORDSTROM BOARD OF DIRECTORS APPROVES QUARTERLY DIVIDEND

SEATTLE - August 18, 2009 - Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of $0.16 per share payable on September 15, 2009, to shareholders of record on August 31, 2009.

Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 175 U.S. stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 111 full-line stores, 61 Nordstrom Racks, two Jeffrey boutiques, and one clearance store. In addition, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.



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Rob Campbell                                        Brooke White
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